UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

PATHWARD FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 497-7497

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CASH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or a Completed Interim Review.

On June 26, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors of Pathward Financial, Inc. (“Pathward Financial” or the “Company”), after discussion with management and the Company’s independent registered public accounting firm, Crowe LLP, concluded that the Company’s audited consolidated financial statements as of the fiscal years ended September 30, 2024 and 2023, and for each year in the three fiscal year period ended September 30, 2024 contained in its Annual Reports on Form 10-K, and its unaudited consolidated financial statements as of and for the interim periods ended December 31, 2024, 2023, 2022, and 2021, March 31, 2024, 2023, and 2022, and June 30, 2024, 2023, and 2022 contained in its Quarterly Reports on Form 10-Q (collectively, the “Affected Periods”) should no longer be relied upon because of errors identified in such financial statements, as described below. Similarly, any financial information in the Company’s prior earnings releases, press releases, shareholder communications, investor presentations or other communications that relates to the Affected Periods or the fiscal quarter ended March 31, 2025 should no longer be relied upon. The Company plans to amend its Annual Report on Form 10-K for the year ended September 30, 2024, to reflect restatements of (i) the financial statements included therein as of September 30, 2024 (including an adjustment to beginning shareholders’ equity as of October 1, 2021) and (ii) the financial statements as of and for the interim periods in the Affected Periods, within those annual periods. The Company also plans to amend its Quarterly Report on Form 10-Q for the quarter ended December 31, 2024 to reflect restatement adjustments. Following such amendments, the Company expects to file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025.

The errors relate to the Company’s gross vs. net basis presentation and derivative accounting, and financial reporting, of certain third-party lending and servicing relationships within the Consumer Solutions business, within held-for-investment loan balances. These types of arrangements are within consumer finance portfolios and amount to $207.0 million as of March 31, 2025 and $218.3 million as of September 30, 2024, and are included in the Company’s total loans and leases (net), which were $4.39 billion at March 31, 2025 and $4.03 billion at September 30, 2024. Certain third-party providers offered various credit enhancements with respect to loans originated under these programs, including contributions to reserve accounts, yield maintenance and certain other payments. Historically, the Company accounted for all borrower payments and credit enhancement payments under these programs on a single unit or net basis, with all such payments presented as interest income representing the Company’s effective yield on the portfolios. The Company has determined that these payments should instead be accounted for on a separate unit of account or gross basis, with loan yields and interest income recorded at the gross borrower loan rate, and credit losses and associated provisions for credit losses recorded on a gross basis over the life of the loans, and with all credit enhancement payments recorded separately as received.

The change from net to gross basis presentation does not impact net income over the life of the portfolio, but changes the timing of when elements of the programs are recognized for accounting purposes. Under the gross basis presentation, early in the life of a program, the Company will recognize higher interest income to reflect the consumer interest rate, a higher credit provision, and higher non-interest expense for payments to the third-party program partners than under the net basis presentation. As actual losses are experienced, the Company will recognize the value of the offsetting contractual credit protections. Therefore, as the portfolio increased in size, in the earlier years of these programs, net income is expected to be lower than under the net basis presentation, as the allowance for credit loss is established and increased on the portfolios. As the Company receives reimbursement for actual portfolio losses, such benefit would be recognized in earnings. The weighted average duration of the portfolios is approximately fourteen months.

In addition, the Company’s management has concluded that there is a material weakness in internal control over financial reporting relating to the errors described above during the Affected Periods and the quarter ended March 31, 2025. The Company’s remediation plan with respect to such material weakness will be described in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Forward-Looking Statements

This report contains forward-looking statements which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s planned restatement of its consolidated financial statements, the anticipated effects of related changes in the Company’s accounting, the anticipated decline in the affected portfolio balance, any remediation plans with respect to material weaknesses in internal control over financial reporting, and any other statements that are not historical facts. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report on Form 8-K due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the risk that the completion and filing of the restated financial statements and Form 10-Q for the quarter ended, March 31, 2025, will take longer than expected. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this report. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHWARD FINANCIAL, INC.

Date: July 2, 2025	By:	/s/ Gregory A. Sigrist
Gregory A. Sigrist
Executive Vice President and Chief Financial Officer